 Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

CoJax Oil and Gas Corporation

Opinion on the Financial Statements

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties (collectively, the “Properties”) located in Mississippi (the “Assignment”) to Barrister Energy LLC, a wholly-owned subsidiary of the of CoJax Oil and Gas Corporation (the “Company”) which comprise the revenues and direct operating expenses of certain oil and gas properties as defined in Note 1 (the “Properties”) for the year ended December 31, 2023, and the related notes (the “financial statements"). In our opinion, the financial statements present fairly, in all material respects, the revenues and direct operating expenses of the Company for the year ended December 31, 2023, as described Note 1 to the financial statements, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audit provides a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 1 of the financial statements, which describes that the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the United States Security Exchange Commission for inclusion in Cojax Oil and Gas Corporation’s Form 8-K/A and are not intended to be a complete presentation of the Properties. Our opinion is not modified with respect to this matter.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

PCAOB ID: 2738

We have served as the Company’s auditor since 2024

The Woodlands, TX

January 13. 2025